Exhibit 5.1

September 15, 2022

Crestwood Equity Partners LP

811 Main Street, Suite 3400

Houston, TX 77002

Ladies and Gentlemen:

We have acted as counsel for Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the offering and sale (the “Offering”) of 11,400,000 common units (the “Opinion Units”) representing limited partner interests in the Partnership, by certain of the Partnership’s unitholders (the “Selling Unitholders”), pursuant to that certain Underwriting Agreement, dated September 12, 2022 (the “Underwriting Agreement”), by and among the Partnership, the Selling Unitholders and Citigroup Global Markets Inc., on behalf of the underwriter named in Schedule 2 thereto (the “Underwriter”).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-3 (Registration No. 333-262722) (as amended, the “Registration Statement”) originally filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 14, 2022; (ii) the prospectus included in the Registration Statement, dated February 14, 2022 (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus, dated September 12, 2022 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 20, 2021, as amended (the “Partnership Agreement”); (vi) the Certificate of Limited Partnership of the Partnership, dated as of March 7, 2001, as amended, filed with the Secretary of State of Delaware; (vii) the Second Amended and Restated Limited Liability Company Agreement of Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), dated August 20, 2021, as amended; (viii) the Certificate of Formation of the General Partner, dated as of March 2, 2001, as amended, filed with the Secretary of State of Delaware; (ix) certain resolutions adopted by the disinterested and independent members of the Board of Directors of the General Partner relating to the Offering; (x) the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”); and (xi) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Crestwood Equity Partners LP September 15, 2022 Page 2

In connection with rendering the opinion set forth below, we have assumed that all information contained in all documents reviewed by us is true and correct, all signatures on all documents examined by us are genuine and the signatories to such documents have the requisite capacity, all documents submitted to us as originals are authentic and complete, all documents submitted to us as copies conform to the originals of such documents, each certificate from governmental officials reviewed by us is accurate, complete and authentic and all official public records are accurate and complete. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Opinion Units have been duly authorized and are validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA).

This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act and the applicable federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction.

We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ VINSON & ELKINS L.L.P. Vinson & Elkins L.L.P.